Exhibit 10.14.5

FIFTH AMENDMENT TO PURCHASE AND SALE AGREEENT

(Willis - 173 acres)

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into effective as of December 20, 2022 (the “Effective Date”), by and between, CTM HOLDINGS, LLC., a Texas limited liability company (“Seller”) and MAPLE X, INC., a Texas corporation (“Purchaser”).

RECITALS

A. Seller and Purchaser are parties to that certain Sale and Purchase Agreement dated effective June 28, 2022, for the purchase and sale of approximately 171.838 acres in Montgomery County, Texas a/k/a 10201 Farrell Road, Willis, Texas 77378, as amended by a First Amendment to Purchase and Sale Agreement dated October 31, 2022, by a Second Amendment to Purchase and Sale Agreement dated November 29, 2022, by a Third Amendment to Purchase and Sale Agreement dated December 13, 2022 and a Fourth Amendment to Purchase and Sale Agreement dated December 16, 2022 (collectively the “Agreement”); and

B. Purchaser and Seller desire to modify the Agreement, and the parties have agreed to execute this Amendment to reflect such modification to the Agreement.

NOW, FOR AND IN CONSIDERATION of the covenants, agreements and premises herein set forth, Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto intending to be legally bound hereby, do covenant and agree as follows:

1. Incorporation of Recitals. The recitals set forth above are true and correct and are incorporated herein by reference as if set forth fully herein.

2. Capitalized Terms. All capitalized terms that are not otherwise defined herein shall be defined as set forth in the Agreement.

3. Inspection Period/Closing Date. The Inspection Period is hereby extended to 11:59 p.m. on February 23, 2023. The Closing Date shall be March 23, 2023. In the event that Purchaser exercises the right to terminate, Purchaser shall deliver to Seller any third-party reports obtained by Purchaser.

4. Purchase Price. Section 1.11 of the Agreement is deleted in it’s entirety and replaced with the following:

1.11 Purchase Price. The Purchase Price for the Property is: Six Million and No/100 Dollars ($6,000,000) (the “Purchase Price”) subject to the offsets and credits described herein, as follows:

(a)	Down Payment: an amount equal to fifty percent (50%) of the Purchase Price by wire transfer to the title company; and

(b)	Promissory Note: Purchaser will execute and deliver to Seller a Promissory Note in the amount equal to fifty percent (50%) of the Purchase Price which will be secured by a (First Lien) Deed of Trust against the Property. The Promissory Note shall (i) have a term of thirty-six (36) months from and after the Closing Date (ii) accrue interest at a fixed rate of eight percent (8%) per annum; (iv) be pre-payable in whole or in part without premium or penalty and (v) contain such additional terms as may be acceptable to Purchaser and Seller.

5. Profits Participation Agreement. At Closing, Purchaser shall execute and deliver to Seller a Profits Participation Agreement which will provide that in the event Purchaser develops more than 418 lots from the Property, then Purchaser shall be obligated to pay to Seller an amount equal to $6,000 per lot in excess of 418 lots.

6. Effect of Amendment. Except as modified in this Amendment, there are no changes to the Agreement, and the Agreement as herein modified remains in full force and effect as of the date hereof and is hereby ratified by the parties in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either party for any default under the Agreement, nor constitute a waiver of any provision of the Agreement. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall control.

7. Multiple Counterparts. This Amendment may be executed by the parties hereto individually or in combination or in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument. Signatures given by facsimile or portable document format shall be binding and effective to the same extent as original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

SELLER:		PURCHASER:

CTM HOLDINGS, LLC		MAPLE X, INC.
a Texas limited partnership		a Texas Corporation

By:	/s/ Cameron Maxedon	By:	/s/ Itiel Kaplan
	Cameron Maxedon, Manager		Itiel Kaplan, President